                                                                                                  Exhibit 99

                                                     TXU ELECTRIC DELIVERY COMPANY
                                              CONDENSED STATEMENT OF CONSOLIDATED INCOME
                                                              (Unaudited)

                                                                                      Twelve Months
                                                                                          Ended
                                                                                    September 30, 2004
                                                                                    ------------------
                                                                                  (millions of dollars)
         Operating revenues:
            Affiliated..................................................                 $1,423
            Nonaffiliated ..............................................                    747
                                                                                         ------
                Total operating revenues................................                  2,170

         Operating expenses:
            Operation and maintenance...................................                    818
            Depreciation and amortization...............................                    369
            Income taxes................................................                    104
            Taxes, other than income....................................                    378
                                                                                         ------
                Total operating expenses................................                  1,669
                                                                                         ------

         Operating income ..............................................                    501

         Other income and deductions:
            Other income................................................                      6
            Other deductions............................................                     24
            Nonoperating income taxes...................................                     12

         Interest income................................................                     51

         Interest expense and related charges...........................                    282
                                                                                          -----
         Income before extraordinary gain...............................                    240

         Extraordinary gain, net of tax.................................                     16
                                                                                          -----
         Net income.....................................................                  $ 256
                                                                                          =====